UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2023

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Harmony Biosciences Holdings, Inc. (the “Company”) filed on January 6, 2023 (the “Original 8-K”). The Amendment updates certain information that was not previously determined at the time of the Original 8-K. Further, this Amendment is being filed to correct the title of the Interim Principal Executive Officer from “Interim Chief Executive Officer” to “Interim President and Chief Executive Officer.” The content of the Original Form 8-K has otherwise not changed.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Principal Executive Officer

As previously reported in the Original 8-K, the Board appointed Dr. Jeffrey M. Dayno as the Company’s Interim President and Chief Executive Officer (“CEO”), effective January 6, 2023. Dr. Dayno will remain as the Company’s Chief Medical Officer while serving as Interim President and CEO.

In connection with Dr. Dayno’s appointment as Interim President and CEO, on January 23, 2023, the Company executed a Promotion Letter Agreement with Dr. Dayno (the “Letter Agreement”), which provides that Dr. Dayno will receive (i) an annual base salary of $530,000 and (ii) a target annual bonus opportunity of 75% of his annual base salary. In addition, the Letter Agreement provides that Dr. Dayno will be paid a one-time cash bonus of $300,000 upon the earlier of (i) June 30, 2024 and (ii) the closing of a change in control event for the Company, subject to Dr. Dayno’s continued employment through such earlier date. In the event of the Board’s appointment of a permanent CEO or Dr. Dayno’s cessation as Interim President and CEO, the Letter Agreement will become null and void and Dr. Dayno shall again serve only as Executive Vice President, Chief Medical Officer of the Company, but maintain an annual base salary of $530,000 and a target annual bonus equal to 75% of his annual base salary.

The changes described above are effective as of Dr. Dayno’s appointment to Interim President and CEO on January 6, 2023.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Executive Chairman

As previously reported in the Original 8-K, in connection with Mr. John Jacobs’ resignation from the Company and the Board and to provide the Company with additional support and oversight during the transition period, the Board appointed Jeffrey S. Aronin, currently Chairman of the Board, as the Company’s Executive Chairman, effective January 6, 2023.

In connection with Mr. Aronin’s appointment, on January 17, 2023, the Board approved an annual cash payment of $500,000 to Mr. Aronin in consideration for his role as Executive Chairman. The cash payment will be pro-rated for any partial year of service and will be paid on a quarterly basis in arrears within 30 days following the end of each calendar quarter for so long as Mr. Aronin serves in the role of Executive Chairman.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promotion Letter Agreement, dated January 23, 2023, between Harmony Biosciences Holdings, Inc. and Jeffrey M. Dayno, M.D.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: January 23, 2023	By:	/s/ Sandip Kapadia
Sandip Kapadia
Chief Financial Officer